Exhibit 99.57

Norbord Obtains Final Court Approval of the Plan of Arrangement and West Fraser Obtains Conditional NYSE Listing Approval

VANCOUVER, BC and TORONTO, ON, Jan. 22, 2021 /CNW/ - West Fraser Timber Co. Ltd. (“West Fraser”) (TSX: WFT) and Norbord Inc. (“Norbord”) (TSX: OSB) (NYSE: OSB) today jointly announce that Norbord has obtained a final order from the Ontario Superior Court of Justice (Commercial List) approving the previously–announced plan of arrangement whereby West Fraser will acquire all of the outstanding common shares (the “Norbord Shares”) of Norbord (the “Transaction”). Pursuant to the Transaction, Norbord shareholders will receive 0.675 (the “Exchange Ratio”) of a West Fraser common share (“West Fraser Share”) for each Norbord Share held.

Receipt of the final order follows receipt of the key regulatory approvals in respect of the Transaction and Norbord’s special meeting of shareholders held on January 19, 2021, where the Transaction was overwhelmingly approved by 99.33% of the votes cast by Norbord shareholders. West Fraser’s special meeting of shareholders also took place on January 19, 2021, where the issuance of West Fraser Shares in connection with the Transaction was approved by 99.99% of votes cast by West Fraser shareholders.

West Fraser and Norbord anticipate that the Transaction will close on February 1, 2021, subject to the satisfaction of customary closing conditions.

Listing of West Fraser Shares on NYSE

West Fraser has also received clearance from the New York Stock Exchange (“NYSE”) for the listing of the West Fraser Shares subject to satisfaction of customary listing conditions. The West Fraser Shares are expected to be listed on the NYSE shortly following closing under the stock symbol of “WFG”, at which time the Norbord Shares will be delisted from the NYSE. West Fraser and Norbord plan to issue a further news release prior to closing confirming the NYSE listing and delisting dates when finalized.

The Norbord Shares are expected to be delisted from the Toronto Stock Exchange (“TSX”) after markets close on February 2, 2021.

Termination of Norbord Dividend Reinvestment Plan

Norbord’s dividend reinvestment plan (the “DRIP”) will automatically terminate upon closing of the Transaction. All whole Norbord Shares held on behalf of participants under the DRIP will be entitled to West Fraser Shares in accordance with the Exchange Ratio upon closing of the Transaction. Entitlements to a fraction of a Norbord Share under the DRIP will be converted to cash and paid to participants in accordance with the terms of the DRIP. Participants who submit a valid letter of transmittal to AST Trust Company (Canada) for their Norbord Shares will also receive any West Fraser Shares they are entitled to in connection with their Norbord Shares held under the DRIP. Participants seeking further information with respect to their entitlements under the DRIP may contact the plan agent under the DRIP, AST Trust Company (Canada).

FOR MORE INFORMATION

West Fraser investors:

Chris Virostek, Vice-President, Finance and Chef Financial Officer

(604) 895-2700

West Fraser media:

Tara Knight, Communications

(604) 895-2773

Norbord investors:

Robert B. Winslow, CFA, Vice President, Investor Relations & Corporate Development

(416) 777-4426

investors@norbord.com

Norbord media:

Heather Colpitts, Director, Corporate Affairs

(416) 643-8838

investors@norbord.com

WEST FRASER PROFILE

West Fraser is a diversified wood products company producing lumber, LVL, MDF, plywood, pulp, newsprint, wood chips, other residuals, and energy with facilities in western Canada and the southern United States. West Fraser Shares currently trade on the TSX under the symbol: “WFT”.

NORBORD PROFILE

Norbord Inc. is a leading global manufacturer of wood-based panels and the world’s largest producer of oriented strand board (OSB). In addition to OSB, Norbord manufactures particleboard, medium density fibreboard and related value-added products. Norbord has assets of approximately $2.1 billion and employs approximately 2,400 people at 17 plant locations (15 operating) in the United States, Canada and Europe. Norbord is a publicly traded company listed on the TSX and the NYSE under the symbol “OSB”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

Certain of the statements and information in this news release constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact, are forward-looking statements or information. Forward-looking statements or information in this news release relate to, among other things:

•	the satisfaction or waiver of all closing conditions to the Transaction;

•	the anticipated date of closing of the Transaction;

•	the listing of the West Fraser Shares on the NYSE; and

•	the delisting of the Norbord Shares from the TSX and the NYSE.

These forward-looking statements and information reflect West Fraser’s and Norbord’s current views with respect to future events and are necessarily based upon a number of assumptions that, while considered reasonable by West Fraser and Norbord, are inherently subject to significant operational, business, economic and regulatory uncertainties and contingencies. West Fraser and Norbord caution readers that forward-looking statements and information involve known and unknown risks, uncertainties and other factors that may cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements or information contained in this news release and West Fraser and Norbord have made assumptions and estimates based on or related to many of these factors. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements and information are the following:

•	the timing of, and ability to consummate, the Transaction:

•	changes in applicable laws.

Certain of these factors are identified under the captions “Risk Factors Relating to the Arrangement and West Fraser” in the management information circular of West Fraser (the “West Fraser Circular”), dated December 15, 2020 and sent to West Fraser shareholders in connection with the Transaction and “Risks Relating to the Arrangement and the Combined Company” in the management information circular of Norbord (the “Norbord Circular”), and in West Fraser’s and Norbord’s most recent Annual information Forms filed with Canadian securities regulatory authorities. See also the cautionary statements contained in the “Forward-Looking Statements” sections of the West Fraser Circular and the Norbord Circular, West Fraser’s 2019 Management’s Discussion and Analysis (“MD&A”) dated February 11, 2020 and Q3 2020 MD&A dated October 26, 2020 and Norbord’s 2019 MD&A dated February 4, 2020 and 03 2020 MD&A dated November 4, 2020. Although West Fraser and Norbord have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated, described or intended. Investors are cautioned against undue reliance on forward-looking statements or information. Forward-looking statements and information are designed to help readers understand management’s current views of the company’s near and longer term prospects and may not be appropriate for other purposes. West Fraser and Norbord do not intend, nor do they assume any obligation, to update or revise forward-looking statements or information, whether as a result of new information, changes in assumptions, future events or otherwise, except to the extent required by applicable law.

U.S. Securities Matters

None of the securities to be issued in connection with the Transaction have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws. The West Fraser Shares to be issued in connection with the Transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws. This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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SOURCE West Fraser Timber Co. Ltd.

View original content: http://www newswire ca/en/releases/archive/January2021/22/c2885.html

%SEDAR: 00002660E

CO: West Fraser Timber Co. Ltd.

CNW 20:03e 22-JAN-21